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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               ENGLE HOMES, INC.
                                       AT
                              $19.10 NET PER SHARE
                                       BY
                            HELIOS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          TECHNICAL OLYMPIC USA, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 17, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                October 20, 2000

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated October 20, 2000 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the Offer by Helios Acquisition Corp., a Florida corporation (the "Purchaser") and a wholly owned subsidiary of Technical Olympic USA, Inc., a Delaware corporation ("Technical Olympic"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Engle Homes, Inc., a Florida corporation (the "Company"), at $19.10 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer.

     Also enclosed is the letter to the shareholders from the Chairman of the Board, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE
IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer price is $19.10 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that represents at least a majority of the total issued and outstanding Shares on a fully diluted basis as of the date such Shares are purchased pursuant to the Offer (the "Minimum Condition") and the satisfaction or waiver of certain conditions described in Section 12 of the Offer to Purchase. The Offer is not conditioned on the Purchaser obtaining financing.
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          4. The Offer is being made pursuant to an Agreement and Plan of Merger
     (the "Merger Agreement"), dated as of October 12, 2000, by and among the Company, Technical Olympic and the Purchaser. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"). Pursuant to the Merger Agreement, each issued and outstanding Share (other than Shares owned by the Company, Technical Olympic or the Purchaser or Shares that are held by shareholders exercising dissenters' rights under Florida law, if available) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount in cash, without interest thereon, equal to the price paid for each Share pursuant to the Offer.

          5. The board of directors of the Company has unanimously determined that each of the Merger Agreement, the Offer, and the Merger are fair to, and in the best interests of, the shareholders of the Company, has approved the Merger Agreement, the Offer, the Merger, and the Shareholders Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, and recommends that the company shareholders accept the Offer, tender their Shares, and approve and adopt the Merger Agreement.

          6. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. Tendering shareholders will not be charged brokerage fees or commissions by the Dealer Manager, the Depositary or the Information Agent, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date (as defined in the Offer to Purchase).

     If you wish to have us tender on your behalf any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Wilmington Trust Company (the "Depositary") of (1) certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (2) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (3) any other documents required by such Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by Banc of America Securities LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               ENGLE HOMES, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated October 20, 2000 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the Offer by Helios Acquisition Corp., a Florida corporation (the "Purchaser") and a wholly owned subsidiary of Technical Olympic USA, Inc., a Delaware corporation, to purchase for $19.10 per Share, net to the seller in cash, without interest thereon, all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Engle Homes, Inc., a Florida corporation.

     This will instruct you to tender to the Purchaser the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*                    SIGN HERE:

--------------------------------------------- Shares ---------------------------------------------------
Account Number:

---------------------------------------------------  ---------------------------------------------------
Daytime Area Code and Tel. No.                       Signature(s)

---------------------------------------------------
Taxpayer Identification No. or Social Security No.

---------------------------------------------------  ---------------------------------------------------

Dated: -------------------------------------, 2000   ---------------------------------------------------
                                                     (Please print name(s) and address(es))

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* Unless otherwise indicated, it will be assumed that all your Shares held by us for your account are to be tendered.

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